Exhibit 99.1
The Home Depot Announces First Quarter Results;
Reaffirms Fiscal Year 2018 Guidance

ATLANTA, May 15, 2018 -- The Home Depot®, the world's largest home improvement retailer, today reported sales of $24.9 billion for the first quarter of fiscal 2018, a 4.4 percent increase from the first quarter of fiscal 2017. Comparable sales for the first quarter of fiscal 2018 were positive 4.2 percent, and comp sales in the U.S. were positive 3.9 percent.

Net earnings for the first quarter of fiscal 2018 were $2.4 billion, or $2.08 per diluted share, compared with net earnings of $2.0 billion, or $1.67 per diluted share, in the same period of fiscal 2017. For the first quarter of fiscal 2018, diluted earnings per share increased 24.6 percent from the same period in the prior year.

“We are pleased by the strength of our business despite a slow start to the spring selling season,” said Craig Menear, chairman, CEO and president. “Outside of our seasonal business, we had solid results in all markets and categories and are seeing strong momentum in all lines of business during these first few weeks of May. These trends, as well as a favorable housing and macroeconomic backdrop, give us confidence to reaffirm our sales and earnings guidance for fiscal 2018. I would like to thank our associates for their hard work and continued dedication to our customers.”

Fiscal 2018 Guidance

Including the adoption of ASU No. 2014-09 discussed below, the Company expects its fiscal 2018 sales to grow by approximately 6.7 percent and comp sales to be up approximately 5.0 percent. The Company also reaffirmed its diluted earnings-per-share growth guidance for the year and expects diluted earnings-per-share growth of approximately 28.0 percent from fiscal 2017 to $9.31.

Recent Accounting Pronouncement – Revenue Recognition

During the first quarter of fiscal 2018, the Company adopted ASU No. 2014-09, which pertains to revenue recognition. The adoption of this standard will not materially impact the Company’s consolidated financial statements or related disclosures. Under ASU No. 2014-09, the Company has changed the presentation of certain expenses and cost reimbursements associated with its private label credit card program, certain expenses related to the sale of gift cards to customers, and gift card breakage income. The Company also has changed its recognition of gift card breakage income to be recognized proportionately as redemption occurs, rather than based on historical redemption patterns.

The Company has adopted this standard on a modified retrospective basis. In accordance therewith, financial information prior to fiscal 2018 will not be recast. The consolidated statement of earnings and balance sheet for the first quarter of fiscal 2018 reflect the effect of this accounting policy adoption. The impact of adoption was an increase of $33 million to net sales, a decrease of $98 million to cost of sales, and a corresponding increase of $131 million to operating expenses for the first quarter of fiscal 2018. There is no impact from the Company’s adoption on operating income, net earnings or earnings per share. The balance sheet reflects the cumulative impact of adoption using the modified
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retrospective method as well as the impact of recording the sales return allowance on a gross basis rather than as a net liability. Additional information about the impact of the adoption of ASU No. 2014-09 is available at http://ir.homedepot.com/financial-reports/quarterly-earnings/2018.

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at http://ir.homedepot.com/events-and-presentations.

At the end of the first quarter, the Company operated a total of 2,285 retail stores in all 50 states, the District of Columbia, Puerto Rico, U.S. Virgin Islands, Guam, 10 Canadian provinces and Mexico. The Company employs more than 400,000 associates. The Home Depot's stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor's 500 index.

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Certain statements contained herein constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, the demand for our products and services; net sales growth; comparable sales; effects of competition; implementation of store, interconnected retail, supply chain and technology initiatives; issues related to the payment methods we accept; state of the economy; state of the residential construction, housing and home improvement markets; state of the credit markets, including mortgages, home equity loans and consumer credit; demand for credit offerings; inventory and in-stock positions; management of relationships with our suppliers and vendors; continuation of share repurchase programs; net earnings performance; earnings per share; dividend targets; capital allocation and expenditures; liquidity; return on invested capital; expense leverage; stock-based compensation expense; commodity price inflation and deflation; the ability to issue debt on terms and at rates acceptable to us; the impact and expected outcome of investigations, inquiries, claims and litigation; the effect of accounting charges; the effect of adopting certain accounting standards; the impact of the Tax Cuts and Jobs Act of 2017; store openings and closures; guidance for fiscal 2018 and beyond; financial outlook; and the integration of acquired companies into our organization and the ability to recognize the anticipated synergies and benefits of those acquisitions.  Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events.  You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties – many of which are beyond our control or are currently unknown to us – as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. These risks and uncertainties include but are not limited to those described in Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for our fiscal year ended January 28, 2018 and in our subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the Securities and Exchange Commission.
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For more information, contact:
Financial Community	News Media
Isabel Janci	Stephen Holmes
Vice President of Investor Relations	Senior Director of Corporate Communications
770-384-2666	770-384-5075
isabel_janci@homedepot.com	stephen_holmes@homedepot.com

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three Months Ended
in millions, except per share data	April 29, 2018	April 30, 2017	% Change
Net sales	$24,947	$23,887	4.4%
Cost of sales	16,330	15,733	3.8
Gross profit	8,617	8,154	5.7
Operating expenses:
Selling, general and administrative	4,779	4,361	9.6
Depreciation and amortization	457	444	2.9
Total operating expenses	5,236	4,805	9.0
Operating income	3,381	3,349	1.0
Interest and other (income) expense:
Interest and investment income	(22)	(13)	69.2
Interest expense	261	254	2.8
Interest and other, net	239	241	(0.8)
Earnings before provision for income taxes	3,142	3,108	1.1
Provision for income taxes	738	1,094	(32.5)
Net earnings	$2,404	$2,014	19.4%

Basic weighted average common shares	1,152	1,198	(3.8)%
Basic earnings per share	$2.09	$1.68	24.4

Diluted weighted average common shares	1,158	1,204	(3.8)%
Diluted earnings per share	$2.08	$1.67	24.6

	Three Months Ended
Selected Sales Data (1)	April 29, 2018	April 30, 2017	% Change
Customer transactions (in millions)	375.9	380.8	(1.3)%
Average ticket	$66.02	$62.39	5.8
Sales per square foot	412.03	394.17	4.5
 —————

(1)	Selected Sales Data does not include results for Interline Brands, Inc., which was acquired in fiscal 2015.

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

in millions	April 29, 2018	April 30, 2017	January 28, 2018
Assets
Cash and cash equivalents	$3,599	$3,565	$3,595
Receivables, net	2,296	2,164	1,952
Merchandise inventories	14,432	13,609	12,748
Other current assets	887	558	638
Total current assets	21,214	19,896	18,933
Net property and equipment	21,928	21,789	22,075
Goodwill	2,281	2,095	2,275
Other assets	1,227	1,164	1,246
Total assets	$46,650	$44,944	$44,529

Liabilities and Stockholders' Equity
Short-term debt	$350	$—	$1,559
Accounts payable	9,726	9,138	7,244
Accrued salaries and related expenses	1,413	1,353	1,640
Current installments of long-term debt	1,199	544	1,202
Other current liabilities	5,445	5,403	4,549
Total current liabilities	18,133	16,438	16,194
Long-term debt, excluding current installments	24,244	22,393	24,267
Other liabilities	2,586	2,151	2,614
Total liabilities	44,963	40,982	43,075
Total stockholders’ equity	1,687	3,962	1,454
Total liabilities and stockholders’ equity	$46,650	$44,944	$44,529

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
in millions	April 29, 2018	April 30, 2017
Cash Flows from Operating Activities:
Net earnings	$2,404	$2,014
Reconciliation of net earnings to net cash provided by operating activities:
Depreciation and amortization	532	505
Stock-based compensation expense	84	81
Changes in working capital and other, net of acquisition effects	961	1,964
Net cash provided by operating activities	3,981	4,564

Cash Flows from Investing Activities:
Capital expenditures, net of non-cash capital expenditures	(556)	(458)
Proceeds from sales of property and equipment	8	13
Net cash used in investing activities	(548)	(445)

Cash Flows from Financing Activities:
Repayments of short-term debt, net	(1,209)	(710)
Repayments of long-term debt	(10)	(11)
Repurchases of common stock	(1,121)	(1,289)
Proceeds from sales of common stock	14	31
Cash dividends	(1,189)	(1,069)
Other financing activities	115	(33)
Net cash used in financing activities	(3,400)	(3,081)
Change in cash and cash equivalents	33	1,038
Effect of exchange rate changes on cash and cash equivalents	(29)	(11)
Cash and cash equivalents at beginning of period	3,595	2,538
Cash and cash equivalents at end of period	$3,599	$3,565

THE HOME DEPOT, INC.
ASU NO. 2014-09 IMPACT OF ADOPTION
(Unaudited)
The Company adopted ASU No. 2014-09, which pertains to revenue recognition, in the first quarter of fiscal 2018. The following table shows the impact of adopting ASU No. 2014-09 on the consolidated statement of earnings for the first quarter of fiscal 2018. The implementation of this accounting standard resulted in an increase in net sales, gross profit, selling, general and administrative, and total operating expenses and a decrease in cost of sales. There was no impact on operating income, net earnings, or earnings per share.

	Three Months Ended April 29, 2018
in millions	As Reported	% of Net Sales	ASU No. 2014-09 Impact	Excluding ASU No. 2014-09 Impact	% of Net Sales
Net sales	$24,947	100.0%	$33	$24,914	100.0%
Cost of sales	16,330	65.5	(98)	16,428	65.9
Gross profit	8,617	34.5	131	8,486	34.1
Selling, general and administrative	4,779	19.2	131	4,648	18.7
Total operating expenses	5,236	21.0	131	5,105	20.5

THE HOME DEPOT, INC.
ASU NO. 2014-09 IMPACT OF ADOPTION
(Unaudited)
The Company adopted ASU No. 2014-09, which pertains to revenue recognition, in the first quarter of fiscal 2018. The following table shows the impact of adopting ASU No. 2014-09 on the consolidated balance sheet as of April 29, 2018.

	April 29, 2018
in millions	As Reported	ASU No. 2014-09 Effect	Excluding ASU No. 2014-09 Effect
Assets
Receivables, net	$2,296	$(46)	$2,342
Other current assets	887	269	618
Total current assets	21,214	223	20,991
Total assets	46,650	223	46,427

Liabilities and Stockholders' Equity
Other current liabilities	$5,445	$124	$5,321
Total current liabilities	18,133	124	18,009
Other liabilities	2,586	24	2,562
Total liabilities	44,963	148	44,815
Total stockholders’ equity	1,687	75	1,612
Total liabilities and stockholders’ equity	46,650	223	46,427

THE HOME DEPOT, INC.
PRO FORMA EFFECT OF ASU NO. 2014-09
(Unaudited)
The Company adopted ASU No. 2014-09, which pertains to revenue recognition, in the first quarter of fiscal 2018 using the modified retrospective method. In accordance therewith, financial information prior to fiscal 2018 will not be recast as the modified retrospective method does not permit recasting pre-adoption financial information. The following tables present selected as-reported financial results and the pro forma effect of ASU No. 2014-09 as if the recognition and presentation guidance in the accounting standard had been applied in fiscal 2017. There was no impact on operating income, net earnings, or earnings per share. The fiscal 2017 pro forma financial information included in the tables below is presented for informational purposes only.

	Three Months Ended April 30, 2017
in millions	As Reported	% of Net Sales	ASU No. 2014-09 Effect	Including ASU No. 2014-09 Effect	% of Net Sales
Net sales	$23,887	100.0%	$48	$23,935	100.0%
Cost of sales	15,733	65.9	(90)	15,643	65.4
Gross profit	8,154	34.1	138	8,292	34.6
Selling, general and administrative	4,361	18.3	138	4,499	18.8
Total operating expenses	4,805	20.1	138	4,943	20.7

	Three Months Ended July 30, 2017
in millions	As Reported	% of Net Sales	ASU No. 2014-09 Effect	Including ASU No. 2014-09 Effect	% of Net Sales
Net sales	$28,108	100.0%	$33	$28,141	100.0%
Cost of sales	18,647	66.3	(114)	18,533	65.9
Gross profit	9,461	33.7	147	9,608	34.1
Selling, general and administrative	4,549	16.2	147	4,696	16.7
Total operating expenses	4,998	17.8	147	5,145	18.3

	Three Months Ended October 29, 2017
in millions	As Reported	% of Net Sales	ASU No. 2014-09 Effect	Including ASU No. 2014-09 Effect	% of Net Sales
Net sales	$25,026	100.0%	$44	$25,070	100.0%
Cost of sales	16,378	65.4	(85)	16,293	65.0
Gross profit	8,648	34.6	129	8,777	35.0
Selling, general and administrative	4,514	18.0	129	4,643	18.5
Total operating expenses	4,968	19.9	129	5,097	20.3

	Three Months Ended January 28, 2018
in millions	As Reported	% of Net Sales	ASU No. 2014-09 Effect	Including ASU No. 2014-09 Effect	% of Net Sales
Net sales	$23,883	100.0%	$41	$23,924	100.0%
Cost of sales	15,790	66.1	(85)	15,705	65.6
Gross profit	8,093	33.9	126	8,219	34.4
Selling, general and administrative	4,440	18.6	126	4,566	19.1
Total operating expenses	4,904	20.5	126	5,030	21.0

	Fiscal Year Ended January 28, 2018
in millions	As Reported	% of Net Sales	ASU No. 2014-09 Effect	Including ASU No. 2014-09 Effect	% of Net Sales
Net sales	$100,904	100.0%	$166	$101,070	100.0%
Cost of sales	66,548	66.0	(374)	66,174	65.5
Gross profit	34,356	34.0	540	34,896	34.5
Selling, general and administrative	17,864	17.7	540	18,404	18.2
Total operating expenses	19,675	19.5	540	20,215	20.0